United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 26, 2017

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 25, 2017.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
G. Warren Elliott	1,541,666	122,756	930,995
Timothy G. Henry	1,563,677	100,745	930,995
Stanley J. Kerlin	1,536,197	128,224	930,995
Martha B. Walker	1,522,182	142,239	930,995

Directors  Elliott, Henry, Kerlin and Walker were elected.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay).

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,477,603	142,619	44,199	930,995

Proposal 3 – Advisory Vote on Frequency of Say-On-Pay Vote (Say-On-Frequency).

Annual	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
1,398,988	104,272	13,530	147,631	930,995

Based upon the recommendation of the Board of Directors and the results of the shareholder vote on Proposal 3, the Company will conduct a shareholder advisory vote on executive compensation annually.

Proposal 4 – Ratification of the selection of BDO USA, LLP, as the independent registered public accounting firm for 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,532,567	17,361	45,488	0

The selection of BDO USA, LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ Timothy G. Henry

    Timothy G. Henry, President and Chief Executive Officer

Dated: April 26, 2017